Exhibit 99.1

News
PPG Media Contact:
Mark Silvey
Corporate Communications
+1-412-434-3046
silvey@ppg.com

PPG Investor Contact:
John Bruno
Investor Relations
+1-412-434-3466
jbruno@ppg.com
investor.ppg.com

PPG receives NYSE notice regarding delayed Form 10-Q filing

PITTSBURGH, May 22, 2018 - PPG (NYSE:PPG) today confirmed that on May 16, 2018, the New York Stock Exchange (the “NYSE”) notified the Company that it was not in compliance with Section 802.01E of the NYSE Listed Company Manual due to a delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 with the Securities and Exchange Commission (“SEC”). Such notices are routinely issued by the NYSE in such situations.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from May 10, 2018 to file the Form 10-Q with the SEC. The Company can regain compliance with the NYSE listing standards by filing the Form 10-Q with the SEC before such date.

As previously disclosed in the Company’s Form 12b-25 filed with the SEC on May 10, 2018, the Audit Committee of the Company’s Board of Directors is overseeing an investigation into certain accounting matters. The Company continues to work diligently to complete the investigation but is currently unable to predict the timing or outcome of the investigation. Since the Company is not able to complete its Form 10-Q while the investigation is ongoing, it is unable to predict the timing of when it will file its Quarterly Report on Form 10-Q.

PPG: WE PROTECT AND BEAUTIFY THE WORLD™
At PPG (NYSE:PPG), we work every day to develop and deliver the paints, coatings and materials that our customers have trusted for more than 130 years. Through dedication and creativity, we solve our customers’ biggest challenges, collaborating closely to find the right path forward. With headquarters in Pittsburgh, we operate and innovate in more than 70 countries and reported net sales of $14.8 billion in 2017. We serve customers in construction, consumer products, industrial and transportation markets and aftermarkets. To learn more, visit www.ppg.com.

Forward-Looking Statements
Statements continued herein relating to matters that are not historical facts are forward-looking statements reflecting PPG’s current view with respect to future events and financial performance. These matters within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, involve risks and uncertainties that may affect PPG Industries’ operations, as discussed in PPG’s filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Accordingly, many factors could cause actual results to differ materially from the forward-looking statements contained herein. Such factors include the length of the delay in PPG’s financial reporting, expectations about the PPG’s ability to regain compliance with the NYSE’s listing requirements, the ongoing assessment of PPG’s internal control over financial reporting, the possibility that the ongoing review may identify other errors, which may be material, in PPG’s accounting, the determination that certain previously issued financial statements should no longer be relied upon, and PPG’s need to restate its financial statements. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here and in PPG’s 2017 Form 10-K are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, lower sales or earnings, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity. All information in this release speaks only as of May 22, 2018, and any distribution of this release after that date is not intended and will not be construed as updating or confirming such information. PPG undertakes no obligation to update any forward-looking statement, except as otherwise required by applicable law.

We protect and beautify the world is a trademark and the PPG Logo is a registered trademark of PPG Industries Ohio, Inc.